Exhibit 10.2

Global Private Client Group Merrill Lynch Business Financial Services Inc. 222 North LaSalle Street 17th Floor Chicago, Illinois 60601 (312) 499-3284 FAX: (312) 499-3254

May 19, 2005

Mr. Chris Broquit
YP Corp
4840 E. Jasmine Street, Suite 105
Mesa, AZ 85205

RE: WCMA LINE OF CREDIT NO. 412-02104 ("Line of Credit")

Dear Mr. Broquist,

It is a pleasure to inform you that we have approved a renewal of the Line of Credit for YP Corp.

As renewed, the new Maturity Date will be April 30, 2006, with all other terms and conditions remaining unchanged. In connection with this renewal, a $10,000.00 fee will be charged to the WCMA Account.

Should you have any questions, please contact Nick Zappia at (213) 236-2077.

Very truly yours,

Merrill Lynch Business Financial Services Inc.

By:	/s/ Jack Gongaware
Jack Gongaware
Credit Manager

cc:	Nick Zappia
Richard W. Tribble